Exhibit 10.1

EXECUTION VERSION

FIFTH AMENDMENT dated as of March 22, 2010 (this “Amendment”), to the CREDIT AGREEMENT dated as of August 15, 2008, as heretofore amended (as so amended, the “Credit Agreement”), among CEPHALON, INC., a Delaware corporation, the LENDERS party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

WHEREAS, the Lenders have agreed to extend credit to the Borrower under the Credit Agreement on the terms and subject to the conditions set forth therein; and

WHEREAS, the Borrower has requested that the Lenders amend certain provisions of the Credit Agreement and the Guarantee and Collateral Agreement, and the Lenders whose signatures appear below, constituting at least the Required Lenders, are willing to amend the Credit Agreement and the Guarantee and Collateral Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  Defined Terms.  Capitalized terms used but not otherwise defined herein (including in the recitals hereto) have the meanings assigned to them in the Credit Agreement.

SECTION 2.  Amendments to the Credit Agreement.  (a) Section 1.01 of the Credit Agreement is hereby amended as follows:

(i)            The following new defined terms are hereby inserted in the appropriate alphabetical order:

“Anesta AG” means Anesta AG, a company organized under the laws of Switzerland.

“Cephalon Lux” means Cephalon Luxembourg S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée).

“European Restructuring Contribution” means the contribution by the Loan Parties to the capital of Lux SCS of (a) all the issued and outstanding Equity Interests in Cephalon Lux, (b) all the issued and outstanding Equity Interests in Anesta AG and (c) all the issued and outstanding Equity Interests in Cephalon Holdings Ltd.

“Mepha Acquisition” means the acquisition by Cephalon Lux from Mepha Holding AG of all the issued and outstanding Equity Interests in Mepha AG.

“Mepha AG” means Mepha AG, a company organized under the laws of Switzerland.

“Mepha Acquisition Consideration Contribution” means the contribution by CIH to the capital of Lux SCS of approximately $600,000,000 in cash, provided that such contribution is made in connection with the consummation of the Mepha Acquisition and all the proceeds thereof are used by Lux SCS, directly or indirectly through its subsidiaries, to effect the Mepha Acquisition.

“Mepha Holding AG” means Mepha Holding AG, a company organized under the laws of Switzerland.

“Lux SCS” means a to be formed company organized under the laws of Luxembourg that is a wholly owned Subsidiary.

(b)           Section 6.04 of the Credit Agreement is hereby amended by deleting the word “and” immediately before clause (y) thereof, replacing the period at the end of clause (y) thereof with a semicolon and inserting the following new clauses at the end thereof:

“(z) the European Restructuring Contribution; and

(aa) the Mepha Acquisition Consideration Contribution.”

SECTION 3.  Amendment to the Guarantee and Collateral Agreement.  Section 3.05(a) of the Guarantee and Collateral Agreement is hereby amended to amend and restate in its entirety the final sentence thereof as follows:

“Each Grantor agrees not to effect or permit any change described in the first sentence of this paragraph unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.”

SECTION 4.  Representations and Warranties.  The Borrower hereby represents and warrants to the Administrative Agent and to each of the Lenders, as of the Fifth Amendment Effective Date (as defined below), that:

(a)  The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate or other organizational and, if required, stockholder or other equityholder action.  This Amendment has been duly executed and delivered by the Borrower and this Amendment, the Credit Agreement, as amended by this Amendment, and the Guarantee and Collateral Agreement, as amended by this Amendment, constitute legal, valid and binding obligations of the Borrower, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

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(b)  The representations and warranties of the Borrower and the Subsidiary Loan Parties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Fifth Amendment Effective Date, except in the case of any such representation or warranty that expressly relates to an earlier date, in which case such representation or warranty is true and correct in all material respects on and as of such earlier date.

(c)  On and as of the Fifth Amendment Effective Date, after giving effect to this Amendment, no Default has occurred and is continuing.

(d)  The Equity Interests in Anesta AG, Cephalon Lux and Cephalon Holdings Ltd that, in each case, immediately prior to the effectiveness of this Amendment are subject to the Liens created in favor of the Administrative Agent under the Security Documents do not represent all or substantially all the Collateral.

SECTION 5.  Effectiveness.  This Amendment shall become effective, as of the date first above written, on the date (the “Fifth Amendment Effective Date”) on which the Administrative Agent shall have received duly executed counterparts hereof that, when taken together, bear the authorized signatures of the Borrower and Lenders constituting at least the Required Lenders, provided that the Administrative Agent shall have received all fees and other amounts due and payable to it or any of its Affiliates on or prior to the Fifth Amendment Effective Date and reimbursement of all reasonable and documented out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed by the Borrower under the Credit Agreement or hereunder.

SECTION 6.  Effect of this Amendment.  (a)  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b)           On and after the Fifth Amendment Effective Date, each reference in the Credit Agreement or the Guarantee and Collateral Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement or the Guarantee and Collateral Agreement in any other Loan Document shall be deemed to be a reference to the Credit Agreement or the Guarantee and Collateral Agreement, as the case may be, as amended hereby.  This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

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SECTION 7.  Applicable Law.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 8.  Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which, when taken together, shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging shall be as effective as delivery of a manually executed counterpart of this Amendment.

SECTION 9.  Severability.  Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 10.  Headings.  The Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

SECTION 11.  Administrative Agent’s Expenses.  Without limiting the Borrower’s obligations under the Credit Agreement, the Borrower agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent. All fees shall be payable in immediately available funds and shall not be refundable.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

CEPHALON, INC.,

by
/s/ Wilhelmus Groenhuysen
Name: Wilhelmus Groenhuysen
Title: EVP and Chief Financial Officer

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent,

by
/s/ James A. Knight
Name: James A. Knight
Title: Vice President

SIGNATURE PAGE TO

FIFTH AMENDMENT TO

CEPHALON, INC. CREDIT AGREEMENT

BANK OF AMERICA, N.A.

by
/s/ Yinghua Zhang
Name: Yinghua Zhang
Title: Vice President

DEUTSCHE BANK AG NEW YORK BRANCH

by
/s/ Heidi Sandquist
Name: Heidi Sandquist
Title: Director

by
/s/ Ming K. Chu
Name: Ming K. Chu
Title: Vice President

WACHOVIA BANK, N.A.

by
/s/ Eric M. Del Viscio
Name: Eric M. Del Viscio
Title: Senior Vice President

BARCLAYS BANK PLC

by
/s/ David Barton
Name: David Barton
Title: Director

U.S. BANK, N.A.

by
/s/ Jennifer Hwang
Name: Jennifer Hwang
Title: Vice President